EXHIBIT 99(a)(1)(B)

Return to: Corporate Capital Trust, Inc. 430 W. 7th Street, Ste. 219001 Kansas City, MO 64105-1407	CNL Client Services Toll-Free (866) 650-0650 Fax (877) 694-1116

Offer to Purchase dated January 13, 2016

Letter of Transmittal

IF YOU WISH TO RETAIN YOUR SHARES, PLEASE DISREGARD THIS LETTER OF TRANSMITTAL.

This is the Letter of Transmittal for the Share Repurchase Program for the quarter ended December 31, 2015, pursuant to the Offer to Purchase dated January 13, 2016 (the “Offer to Purchase”) relating to the purchase by Corporate Capital Trust, Inc. (the “Company”) of up to 6,371,100 shares of its issued and outstanding common stock, par value $0.001 per share (the “Shares”), for cash, at a price equal to $8.92 per Share (the “Purchase Price”).

THE OFFER WILL EXPIRE AT 5:00 P.M., CENTRAL TIME,

ON FEBRUARY 24, 2016 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED

Any questions concerning the Offer or this Letter of Transmittal may be directed to the following address:

Corporate Capital Trust, Inc.

430 W. 7th Street, Suite 219001

Kansas City, Missouri 64105-1407

(866) 650-0650

Delivery of this Letter of Transmittal and all other documents to an address other than as set forth above will not constitute a valid delivery to the Company.

INSTRUCTIONS: The Offer to Purchase and this entire Letter of Transmittal, including the accompanying instructions, should be read carefully before this Letter of Transmittal is completed by signing page 4.

Terms and conditions of this Letter of Transmittal

1. Guarantee of Signatures. The person(s) signing this Letter of Transmittal (the “Signatory”) hereby tender(s) to the Company the number of Shares specified on page 4 for purchase by the Company at a price equal to $8.92 per Share, in cash, under the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which Offer to Purchase and Letter of Transmittal, together with any amendments or supplements thereto, collectively constitute the “Offer”).

Signatures on this Letter of Transmittal must be guaranteed in Box 4 in accordance with Rule 17Ad–15 (promulgated under the Securities Exchange Act of 1934, as amended) by an eligible guarantor institution that is a participant in a stock transfer association recognized program, such as a firm that is a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, by a commercial bank or trust company having an office or correspondent in the United States or by an international bank, securities dealer, securities broker or other financial institution licensed to do business in its home country (an “Eligible Institution”).

2. Signatures on this Letter of Transmittal, Powers of Attorney and Endorsements.

(a) If this Letter of Transmittal is signed by the registered holder(s) of the Shares to be tendered, the signature(s) of the holder on this Letter of Transmittal must correspond exactly with the name(s) on the subscription agreement accepted by the Company in connection with the purchase of the Shares, unless such Shares have been transferred by the registered holder(s), in which event this Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the stock ledger maintained in book-entry form by DST Systems, Inc., the Company’s transfer agent.

(b) If any Shares tendered with this Letter of Transmittal are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

(c) If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares listed, such person must so indicate when signing, and proper evidence satisfactory to the Company of such person’s authority to so act must be submitted.

3. Appointment of Attorney-in-fact. Subject to, and effective upon, acceptance for payment of, or payment for, Shares tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms or conditions of any such extension or amendment), the Signatory hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all of the Shares that are being tendered hereby that are purchased pursuant to the Offer, and hereby irrevocably constitutes and appoints DST Systems, Inc. as attorney-in-fact of the Signatory with respect to such Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms and subject to the conditions set forth in the Offer.

4. Tax Withholding. To prevent the potential imposition of U.S. federal backup withholding tax on the gross payments made pursuant to the Offer, prior to receiving such payments, each stockholder accepting the Offer who has not previously submitted to the Company a correct, completed and signed Internal Revenue Service (“IRS”) Form W-9 (“Form W-9”) or substituted Form W-9 (included with the original subscription) (for U.S. Stockholders) or IRS Form W-8BEN (“Form W 8BEN”), IRS Form W-8IMY (“Form W-8IMY”), IRS Form W-8ECI (“Form W-8ECI”), or other applicable form (for Non-U.S. Stockholders), or otherwise established an exemption from such withholding, must submit the appropriate form to the Company. A stockholder should consult his or her tax advisor as to his or her qualification for exemption from the backup withholding requirements and the procedure for obtaining an exemption.

5. Delivery of Letter of Transmittal. This Letter of Transmittal, properly completed and duly executed, should be sent by mail or courier or delivered by hand to the Company in each case at the address set forth on the front page of this Letter of Transmittal, in order to make an effective tender. A properly completed and duly executed Letter of Transmittal must be received by the Company at the address set forth on the front page of this Letter of Transmittal by 5:00 p.m., Central Time, on February 24, 2016, unless the Offer is extended. The Purchase Price will be paid and issued in exchange for the Shares tendered and accepted for purchase by the Company pursuant to the Offer to Purchase in all cases only after receipt by the Company of a properly completed and duly executed Letter of Transmittal.

The method of delivery of all documents is at the option and risk of the Signatory and the delivery will be deemed made only when actually received. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

The Signatory understands that acceptance of Shares by the Company for payment will constitute a binding agreement between the Signatory and the Company upon the terms and subject to the conditions of the Offer.

IMPORTANT: THIS LETTER OF TRANSMITTAL PROPERLY COMPLETED AND BEARING ORIGINAL SIGNATURE(S) AND THE ORIGINAL OF ANY REQUIRED SIGNATURE GUARANTEE(S) MUST BE RECEIVED BY THE COMPANY PRIOR TO THE EXPIRATION OF THE OFFER.

6. Determinations of Validity. All questions as to the form of documents and the validity of Shares will be resolved by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any deliveries of any Shares that are not in proper form, or the acceptance of which would, in the opinion of the Company, be unlawful. The Company reserves the absolute right to waive any defect or irregularity of delivery for exchange with regard to any Shares, provided that any such waiver shall apply to all tenders of Shares.

The Signatory recognizes that, under certain circumstances as set forth in the Offer to Purchase, the Company may amend, extend or terminate the Offer or may not be required to purchase any of the Shares tendered hereby. In any such event, the Signatory understands that the Shares not purchased, if any, will continue to be held by the Signatory and will not be tendered.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Signatory and all obligations of the Signatory hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Signatory. Except as stated in the Offer, this tender is irrevocable.

CNL FUND ADVISORS COMPANY, AS ADMINISTRATOR FOR THE COMPANY, WILL NOT BE OBLIGATED TO GIVE ANY NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY TENDER, AND WILL NOT INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.

7. Cost Basis. The Company has elected the first-in, first-out (FIFO) method as the default for calculating cost basis for covered shares as defined in the Company’s offering documents. If you wish to change your cost basis method, please go to www.CorporateCapitalTrust.com and download the Investor Change Form.

8. Payment. The Signatory understands that the payment of the Purchase Price for the Shares accepted for purchase by the Company will be made as promptly as practicable by the Company following the conclusion of the Offer and that in no event will the Signatory receive any interest on the Purchase Price or any distributions declared for record dates that occur after the date the Company accepts the Signatory’s shares for repurchase. Payment of the Purchase Price for the Shares tendered by the undersigned will be made on behalf of the Company by check or wire to the distribution instructions on file.

9. The Signatory hereby acknowledges that capitalized terms not defined in this Letter of Transmittal shall have the meanings ascribed to them in the Offer to Purchase.

Return to: Corporate Capital Trust, Inc. 430 W. 7th Street, Ste. 219001 Kansas City, MO 64105-1407 CNL Client Services Toll-Free (866) 650-0650 Fax (877) 694-1116 Offer to Purchase dated January 13, 2016 LETTER OF TRANSMITTAL Pursuant to the Offer to Purchase Dated January 13, 2016 One: Investor Information Print name(s) and address as registered on the account. Name of Investor/Trustee Social Security or Tax ID Number Street Address City State Zip Code Select one. Individual Joint IRA Trust Other* *Ownership Type: Two: Share Repurchase Request Enter Amount Number of Shares you are submitting for repurchase at $8.92 per Share: All Shares of Investor as of the February 24, 2016, the expiration date of the Offer, or Other number of Shares NOTE: If the aggregate amount of Shares tendered for repurchase exceeds the number of Shares the Company seeks to repurchase, the Company will repurchase Shares on a pro rata basis. An investor with no Shares outstanding after the completion of this Offer will receive any accrued distributions as a separate cash distribution. Three: Distribution Reinvestment Only applicable to Distribution Reinvestment Plan participants. Your participation in the Distribution Reinvestment Plan will continue unless: (1) you have no Shares outstanding after the completion of this Offer, or (2) the Company is otherwise notified by you. If you wish to discontinue your participation in the Distribution Reinvestment Plan, you must complete an Investor Change Form, which can be obtained from www.CorporateCapitalTrust.com. Four: Authorized Signatures By executing this Letter of Transmittal, the undersigned hereby delivers to the Company for repurchase the number of Shares indicated above. The signature(s) on this application must correspond exactly with the name(s) and account registration in which you held the shares. All parties must sign and signatures must be Medallion Signature Stamp Guaranteed. Signature of Investor/Trustee - OR - Executor of Estate Date Signature of Co-Investor/Trustee - OR - Custodian Date Medallion Signature Guarantee Stamp Co-Medallion Signature Guarantee Stamp